Exhibit 99.1

Sportsman's Warehouse Holdings, Inc. Announces Fourth Quarter and Fiscal Year 2016 Financial Results

MIDVALE, Utah, March 23, 2017 (GLOBE NEWSWIRE) -- Sportsman's Warehouse Holdings, Inc. ("Sportsman's" or the “Company”) (Nasdaq:SPWH) today announced financial results for the thirteen weeks and fifty-two weeks ended January 28, 2017.

For the thirteen weeks ended January 28, 2017:

  Net sales increased by 6.2% to $221.4 million from $208.5 million in the fourth quarter of fiscal year 2015. Same store sales decreased by 5.2% over the same period.

  Income from operations was $21.1 million compared to $22.1 million in the fourth quarter of fiscal year 2015.

  Interest expense decreased to $3.3 million from $3.6 million in the fourth quarter of fiscal year 2015.

  Net income was $10.5 million compared to $11.4 million in the fourth quarter of fiscal year 2015.

  Diluted earnings per share were $0.25 compared to $0.27 in the fourth quarter of fiscal year 2015.

  Adjusted EBITDA increased 0.8% to $26.4 million from $26.2 million in the fourth quarter of fiscal year 2015 (see "GAAP and Non-GAAP Measures").

John Schaefer, Chief Executive Officer, stated, "The retail environment remained challenging during the fourth quarter and we anniversaried both the San Bernardino tragedy and the executive orders from December and January which created a difficult comparison for our hunting and shooting category. For fiscal year 2016, we continued to strengthen our market share position with 11 new stores and a 10.4% revenue increase over the prior year, maintained flat gross margins in a promotional environment, and managed expenses, inventory and capital expenditures with discipline.”

Mr. Schaefer continued, “Looking at fiscal year 2017, we are taking a conservative approach when planning our hunting and shooting business, particularly for the first half of the year until we anniversary the unfortunate events that took place in Orlando in June 2016. That said, we will remain focused on our strategic initiatives of expanding our store base with 12 planned store openings, maximizing the potential of our loyalty program, enhancing our e-commerce platform, and investing in our store teams and leadership as evidenced by today’s announcement of Jon Barker’s appointment as President and Chief Operating Officer. Despite the choppy environment that we are navigating, we believe there is significant market share opportunity in the outdoor goods space, and our differentiated concept that is resonating with our customers will provide us with key competitive advantages that will allow us to further strengthen our market position and deliver profitable growth.”

For the fifty two weeks ended January 28, 2017:

  Net sales increased by 10.4% to $780.0 million from $706.8 million in fiscal year 2015. Same store sales decreased by 0.7% in fiscal year 2016 compared to fiscal year 2015.

  Income from operations increased 2.3% to $60.7 million from $59.3 million in fiscal year 2015. Adjusted income from operations, which excludes expenses related to the Company's secondary offerings in April 2016 and September 2015, as well as the reversal of an accrual related to a litigation matter in the second quarter of 2015 (see “GAAP and Non-GAAP Measures”), increased 8.6% to $60.8 million compared to $56.0 million in fiscal year 2015.

  The Company opened 11 new stores in fiscal year 2016 ending the fiscal year with 75 stores in 20 states or retail square footage of 3.1 million. This represents a unit increase of 17.2% from the end of fiscal year 2015 and an increase in retail square footage of approximately 328,000 square feet or 11.6%.

  Interest expense decreased 5.3% to $13.4 million from $14.2 million in fiscal year 2015.

  Net income increased 6.8% to $29.7 million from $27.8 million in fiscal year 2015. Adjusted net income, which excludes expenses related to the Company's secondary offerings in April 2016 and September 2015, as well as the reversal of an accrual related to a litigation matter in the second quarter of 2015, net of taxes, and prior-year tax credits (see “GAAP and Non-GAAP Measures”), increased 13.4% to $29.2 million compared to adjusted net income of $25.8 million fiscal year 2015.

  Diluted earnings per share increased 6.1% to $0.70 from diluted earnings per share of $0.66 in fiscal year 2015. Adjusted diluted earnings per share (see “GAAP and Non-GAAP Measures”), increased 13.1% to $0.69 from adjusted diluted earnings per share of $0.61 in fiscal year 2015.

  Adjusted EBITDA increased 12.6% to $82.3 million from $73.0 million in fiscal year 2015.

Balance sheet highlights as of January 28, 2017:

  Total debt: $195.7 million consisting of $61.0 million outstanding under the Company’s revolving credit facility and $134.7 million outstanding under the term loan, net of unamortized discount and debt issuance costs.
  Total liquidity (cash plus $52.8 million of availability on revolving credit facility): $54.7 million

First Quarter and Fiscal Year 2017 Outlook:

For the first quarter of fiscal year 2017, net sales are expected to be in the range of $150.0 million to $155.0 million based on a same store sales decline in the range of 9.0% to 11.0% compared to the corresponding period of fiscal year 2016. Net loss is expected to be in the range of $2.6 million to $3.4 million with diluted loss per share of $0.06 to $0.08 on a weighted average of approximately 42.6 million estimated common shares outstanding.

For fiscal year 2017, net sales are expected to be in the range of $825.0 million to $845.0 million based on a same store sales decline in the range of 4.0% to 6.0% compared to fiscal year 2016. Net income is expected to be in the range of $25.5 million to $29.0 million with earnings per diluted share of $0.60 to $0.68 on a weighted average of approximately 42.8 million estimated common shares outstanding.

The Company's fiscal year 2017 will include 53 weeks, while fiscal year 2016 included 52 weeks. The estimated fiscal year 2017 impact of the additional week is roughly $10.0 to $12.0 million in revenue and approximately $0.01 on earnings per share. There is no impact on expected same store sales as those are presented on a 52 week comparative basis.

Conference Call Information:

A conference call to discuss fourth quarter 2016 financial results is scheduled for today, March 23, 2017, at 4:30 PM Eastern Time. The conference call will be webcast and may be accessed via the Investor Relations section of the Company’s website at www.sportsmanswarehouse.com.

Non-GAAP Information

This press release includes the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission (the “SEC”): adjusted income from operations, adjusted net income, adjusted diluted earnings per share and adjusted EBITDA. The Company has reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures under “GAAP and Non-GAAP Measures” in this release. The Company believes that these non-GAAP financial measures not only provide its management with comparable financial data for internal financial analysis but also provide meaningful supplemental information to investors. Specifically, these non-GAAP financial measures allow investors to better understand the performance of the Company’s business and facilitate a more meaningful comparison of its diluted income per share and actual results on a period-over-period basis. The Company has provided this information as a means to evaluate the results of its ongoing operations. Other companies in the Company’s industry may calculate these items differently than it does. Each of these measures is not a measure of performance under GAAP and should not be considered as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements in this release include, but are not limited to, our outlook for the fourth quarter and full fiscal year 2017.  Investors can identify these statements by the fact that they use words such as "continue", "expect", "may", “opportunity”, "plan", "future", “ahead” and similar terms and phrases. The Company cannot assure investors that future developments affecting the Company will be those that it has anticipated. Actual results may differ materially from these expectations due to risks relating to the Company’s retail-based business model, general economic conditions and consumer spending, the Company’s concentration of stores in the Western United States, competition in the outdoor activities and sporting goods market, changes in consumer demands, the Company’s expansion into new markets and planned growth, current and future government regulations,  risks related to the Company’s continued retention of its key management, the Company’s distribution center, quality or safety concerns about the Company’s merchandise, events that may affect the Company’s vendors, trade restrictions, and other factors that are set forth in the Company's filings with the SEC, including under the caption “Risk Factors” in the Company’s Form 10-K for the fiscal year ended January 30, 2016 which was filed with the SEC on March 24, 2016 and the Company’s other public filings made with the SEC and available at www.sec.gov. If one or more of these risks or uncertainties materialize, or if any of the Company’s assumptions prove incorrect, the Company’s actual results may vary in material respects from those projected in these forward-looking statements. Any forward-looking statement made by the Company in this release speaks only as of the date on which the Company makes it. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

About Sportsman's Warehouse Holdings, Inc.

Sportsman's Warehouse is a high-growth outdoor sporting goods retailer focused on meeting the everyday needs of the seasoned outdoor veteran, the first-time participant and every enthusiast in between. Our mission is to provide a one-stop shopping experience that equips our customers with the right quality, brand name hunting, shooting, fishing and camping gear to maximize their enjoyment of the outdoors.

For press releases and certain additional information about the Company, visit the Investor Relations section of the Company's website at www.sportsmanswarehouse.com.

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.
Condensed Consolidated Statements of Income (Unaudited)
(in thousands, except share and per share data)

	For the Thirteen Weeks Ended				For the Fifty-two Weeks Ended

	January 28, 2017	% of net sales	January 30, 2016	% of net sales	January 28, 2017	% of net sales	January 30, 2016	% of net sales

Net sales	$221,376	100.0%	$208,548	100.0%	$779,956	100.0%	$706,764	100.0%
Cost of goods sold	147,068	66.4%	137,736	66.0%	516,726	66.3%	468,234	66.3%
Gross profit	74,308	33.6%	70,812	34.0%	263,230	33.7%	238,530	33.7%

Operating expenses:
Selling, general and administrative expenses	53,194	24.0%	48,703	23.4%	202,543	26.0%	179,218	25.4%
Income from operations	21,114	9.6%	22,109	10.6%	60,687	7.7%	59,312	8.3%
Interest expense	(3,271)	(1.5%)	(3,589)	(1.7%)	(13,402)	(1.7%)	(14,156)	(2.0%)
Income before income tax expense	17,843	8.1%	18,520	8.9%	47,285	6.0%	45,156	6.3%
Income tax expense	(7,303)	(3.3%)	(7,130)	(3.4%)	(17,616)	(2.3%)	(17,385)	(2.5%)
Net income	$10,540	4.8%	$11,390	5.5%	$29,669	3.7%	$27,771	3.8%

Earnings per share
Basic	$0.25		$0.27		$0.70		$0.66
Diluted	$0.25		$0.27		$0.70		$0.66

Weighted average shares outstanding
Basic	42,253		42,004		42,187		41,966
Diluted	42,557		42,404		42,485		42,334

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)

Assets
	January 28, 2017	January 30, 2016
Current assets:
Cash and cash equivalents	$1,911	$2,109
Accounts receivable, net	411	469
Merchandise inventories	246,289	217,794
Prepaid expenses and other	7,313	9,337
Deferred income taxes	-	3,001
Total current assets	255,924	232,710
Property and equipment, net	83,109	62,432
Deferred income taxes	5,097	2,263
Definite lived intangible assets, net	2,118	3,923
	$346,248	$301,328
	.	.
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$31,549	$46,698
Accrued expenses	49,586	42,480
Income taxes payable	979	1,779
Revolving line of credit	60,972	25,263
Current portion of long-term debt, net of discount and debt issuance costs	983	8,683
Current portion of deferred rent	3,150	3,018
Total current liabilities	147,219	127,921

Long-term liabilities:
Long-term debt, net of discount, debt issuance costs, and current portion	133,721	146,333
Deferred rent credit, net of current portion	35,307	29,133
Total long-term liabilities	169,028	175,466
Total liabilities	316,247	303,387

Stockholders’ equity (deficit):
Common stock	422	420
Additional paid-in capital	80,146	77,757
Accumulated deficit	(50,567)	(80,236)
Total stockholders’ equity (deficit)	30,001	(2,059)
	$346,248	$301,328

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	January 28, 2017	January 30, 2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$29,669	$27,771
Adjustments to reconcile net income to net
cash provided by operating activities:
Depreciation and amortization	12,169	9,763
Amortization of discount on debt and deferred financing fees	1,122	817
Amortization of Intangible	1,805	1,806
Change in deferred rent	6,307	1,161
Deferred taxes	167	3,062
Excess tax benefits from stock-based compensation arrangements	(449)	(286)
Stock based compensation	3,186	2,257
Change in assets and liabilities:
Accounts receivable, net	58	(44)
Merchandise inventory	(28,495)	(31,885)
Prepaid expenses and other	(1,064)	(5,435)
Accounts payable	(15,530)	18,198
Accrued expenses	6,888	983
Income taxes	(351)	7,255
Net cash provided by operating activities	15,482	35,423

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(39,417)	(33,957)
Proceeds from sale-leaseback transactions	11,923	19,006
Net cash used in investing activities	(27,494)	(14,951)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings on LOC	35,709	(16,636)
Increase in book overdraft	(1,827)	(1,123)
Issuance of common stock per employee stock purchase plan	433	-
Excess tax benefits from stock-based compensation	-	286
Payment of withholdings on restricted stock units	(1,228)	(1,041)
Principal payments on long-term debt	(21,273)	(1,600)
Net cash provided by (used in) financing activities	11,814	(20,114)

Net change in cash and cash equivalents	(198)	358
Cash and cash equivalents at beginning of year	2,109	1,751
Cash and cash equivalents at end of period	$1,911	$2,109

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.
GAAP and Non-GAAP Measures (Unaudited)
(in thousands, except per share data)

Reconciliation of GAAP income from operations to adjusted income from operations:

	For the Thirteen Weeks Ended		For the Fifty-two Weeks Ended
	January 28, 2017	January 30, 2016	January 28, 2017	January 30, 2016
Income from operations	$21,114	$22,109	$60,687	$59,312
Secondary offering expenses (1)	-	-	143	727
Litigation accrual reversal (2)	-	-	-	(4,000)
Adjusted income from operations	$21,114	$22,109	$60,830	$56,039

Reconciliation of GAAP net income and GAAP diluted weighted average shares outstanding to adjusted net income and adjusted weighted average shares outstanding:

Numerator:
Net income	$10,540	$11,390	$29,669	$27,771
Secondary offering expenses (1)	-	-	143	727
Prior year tax credits (3)	-	-	(602)	-
Litigation accrual reversal (2)	-	-	-	(4,000)
Less tax impact of the above items	-	-	-	1,260
Adjusted net income	$10,540	$11,390	$29,210	$25,758

Denominator:
Diluted weighted average shares outstanding	42,557	42,404	42,485	42,334

Reconciliation of earnings per share:
Dilutive earnings per share	$0.25	$0.27	$0.70	$0.66
Impact of adjustments to numerator	-	-	(0.01)	(0.05)
Adjusted earnings per share	$0.25	$0.27	$0.69	$0.61

Reconciliation of net income to adjusted EBITDA:
Net income	$10,540	$11,390	$29,669	$27,771
Interest expense	3,271	3,589	13,402	14,156
Income tax expense	7,303	7,130	17,616	17,385
Depreciation and amortization	3,812	3,005	13,974	11,569
Stock-based compensation expense (4)	685	586	3,186	2,257
Pre-opening expenses (5)	755	462	4,264	3,159
Secondary offering expenses (1)	-	-	143	727
Litigation accrual reversal (2)	-	-	-	(4,000)
Adjusted EBITDA	$26,366	$26,162	$82,254	$73,024

(1) Expenses paid by us in connection with secondary offerings of our common stock by affiliates of Seidler Equity Partners III, L.P.
(2) Based on the court’s most recent judgment in our favor regarding the Lacey Marketplace litigation, we determined that the likelihood of loss in this case is not probable, and, as such, we reversed the previous accrual of $4.0 million in our results for the fiscal year ended January 30, 2016.
(3) Tax credits recognized in the year that were not previously taken in prior years.
(4) Stock-based compensation expense represents non-cash expenses related to equity instruments granted to employees under our 2013 Performance Incentive Plan and Employee Stock Purchase Plan.
(5) Pre-opening expenses include expenses incurred in the preparation and opening of a new store location, such as payroll, travel and supplies, but do not include the cost of the initial inventory or capital expenditures required to open a location.

Investor Contact:
ICR, Inc.
Farah Soi/Rachel Schacter
(203) 682-8200
investors@sportsmanswarehouse.com